Exhibit 99(a)(1)(D)

NOTICE OF WITHDRAWAL

REGARDING SHARES HELD IN

OWL ROCK TECHNOLOGY INCOME CORP.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED AUGUST 25, 2022

THE WITHDRAWAL RIGHTS WILL EXPIRE AT,

AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

OWL ROCK TECHNOLOGY INCOME CORP. BEFORE,

7:00 P.M., EASTERN TIME, ON SEPTEMBER 30, 2022, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, COURIER, OR PERSONAL DELIVERY TO:

If using overnight mail:	If using standard mail:

ORTIC	ORTIC
c/o DST Systems, Inc. as Processing Agent	c/o DST Systems, Inc. as Processing Agent
STE 219398 430 W 7th	P.O. Box 219398
Kansas City, Mo. 64105-1407	Kansas City, Mo. 64121-9398

If by email: OwlRock.tender@dstsystems.com

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY OWL ROCK TECHNOLOGY INCOME CORP. AT THE ADDRESS ABOVE.

NOTICE OF WITHDRAWAL

PURSUANT TO THE OFFER TO PURCHASE DATED

AUGUST 25, 2022

LADIES AND GENTLEMEN,

The undersigned Shareholder of Owl Rock Technology Income Corp. (the “Company”) hereby withdraws the tender of his, her, or its Shares of the Company, which the Shareholder submitted by a Letter of Transmittal dated , 2022. This tender was in the amount of: Shares.

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT: The signature of the Shareholder(s) or person(s) authorized to sign on behalf of the Shareholder(s) (an “Authorized Person”) should be exactly as it appeared in the Subscription Agreement. Attach additional copies as necessary.

Signature of Shareholder(s) or Authorized Person(s):
Name of Signatory (Please print):
Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):
Name of Signatory (Please print):
Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):
Name of Signatory (Please print):
Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):
Name of Signatory (Please print):
Title of Authorized Person (Please print):